FIRST LEHIGH CORPORATION AND SUBSIDIARY
COMPUTATION OF EARNINGS PER SHARE                                   EXHIBIT 11.1
NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996                        Page 1 of 2


                                              SEPTEMBER        SEPTEMBER
PRIMARY EARNINGS PER SHARE:                    30, 1997         30, 1996
                                              ---------        ---------
NET INCOME                                    2,685,277        2,737,943
LESS DIVIDENDS PAID OR IN ARREARS (4):
    SERIES A                                   (166,493)        (166,493)
    SENIOR PREFERRED                           (168,818)        (159,169)
                                              ---------        ---------
ADJUSTED NET INCOME                           2,349,966        2,412,281
                                              ---------        ---------

COMMON STOCK EQUIVALENT SHARES
OUTSTANDING:                                  2,900,363        2,848,902
                                              ---------        ---------
PRIMARY EARNINGS PER SHARE                         0.81             0.85
                                              =========        =========


COMPUTATION OF COMMON STOCK
               EQUIVALENT SHARES:
         COMMON STOCK                         2,000,000        2,000,000
         SENIOR PREFERRED STOCK                 900,363          848,902
                                              ---------        ---------
TOTAL                                         2,900,363        2,848,902
                                              =========        =========


FULLY DILUTED EARNINGS                       SEPTEMBER        SEPTEMBER
   PER SHARE:                                 30, 1997        30, 1996
                                             ---------        ---------
NET INCOME                                   2,685,277        2,737,943
LESS DIVIDENDS PAID OR IN ARREARS (4):
   SERIES A                                   (166,493)        (166,493)
   SENIOR PREFERRED                           (168,818)        (159,169)
                                            ----------       ----------
ADJUSTED NET INCOME                          2,349,966        2,412,281
                                            ----------       ----------
FULLY DILUTED COMMON STOCK
EQUIVALENT SHARES OUTSTANDING:               3,466,893        3,414,502
                                            ----------       ----------
FULLY DILUTED EARNINGS PER SHARE                  0.68             0.71
                                            ==========       ==========



COMPUTATION OF FULLY DILUTED
COMMON STOCK EQUIVALENTS:
SHARES OUTSTANDING                           2,000,000      2,000,000
INCLUSION OF SERIES A SHARES
    AT CONVERSION RATE (1)                     545,600        545,600
INCLUSION OF SENIOR PREFERRED
    SHARES (2)                                 900,363        848,902
INCLUSION OF STOCK OPTIONS (3)                  20,930         20,000
                                             ---------      ---------
TOTAL                                        3,466,893      3,414,502
                                             =========      =========


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                                                                     Page 2 of 2


(1) ASSUMES THE CONVERSION OF THE SERIES A PREFERRED STOCK INTO COMMON SHARES AT THE RATE OF .8 SHARES OF COMMON STOCK FOR EACH SHARE OF SERIES A PREFERRED STOCK. THE CONVERSION RATE OF SERIES A PREFERRED STOCK CHANGED FROM .8 to .72 IN MARCH 1996. HOWEVER, THE BOARD OF DIRECTORS HAS APPROVED AN AMENDMENT THAT WOULD RETAIN THE .8 CONVERSION RATE UNTIL MARCH 1999, SUBJECT TO SHAREHOLDER APPROVAL. FOR PURPOSES OF THIS CALCULATION THE CONVERSION RATE OF .8 WAS USED.

(2) ASSUMES CONVERSION OF SENIOR PREFERRED SHARES INTO COMMON STOCK AT FULL VALUE SINCE THE BASE VALUE APPROXIMATES MARKET VALUE. THE SENIOR PREFERRED SHARES ARE COMMON STOCK EQUIVALENTS SINCE ITS EFFECTIVE YIELD WAS LESS THAN 66.6% OF AN AVERAGE Aa CORPORATE BOND YIELD AT THE TIME OF ISSUANCE.

(3) ASSUMES CONVERSION OF THE STOCK OPTIONS INTO COMMON SHARES USING TREASURY STOCK METHOD OF COMPUTATION.

(4) OF THE $166,493 OF SERIES A PREFERRED STOCK DIVIDENDS INCLUDED IN THE CALCULATION, $55,498 WAS PAID IN AUGUST 1997, $55,498 WILL BE PAID IN NOVEMBER 1997, WITH THE BALANCE OF $55,497 REMAINING IN ARREARS.

     OF THE $168,818 OF SENIOR PREFERRED STOCK DIVIDENDS INCLUDED IN THE CALCULATION, $56,273 WAS PAID IN MAY 1997, $56,272 WAS PAID IN AUGUST 1997, WHILE THE THIRD QUARTER AMOUNT OF $56,273 WILL BE PAID IN NOVEMBER 1997.

FIRST LEHIGH CORPORATION AND SUBSIDIARY
COMPUTATION OF EARNINGS PER SHARE                                   EXHIBIT 11.1
THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996                       Page 1 of 2


                                                SEPTEMBER        SEPTEMBER
PRIMARY EARNINGS PER SHARE:                      30, 1997         30, 1996
                                                ---------         --------
NET INCOME                                       729,147            461,570
LESS DIVIDENDS PAID OR IN ARREARS (4):
    SERIES A                                     (55,498)           (55,498)
    SENIOR PREFERRED                             (56,273)           (53,056)
                                              ----------         ----------
ADJUSTED NET INCOME                              617,376            353,016
                                              ----------         ----------
COMMON STOCK EQUIVALENT SHARES

OUTSTANDING:                                   2,900,363          2,848,902

                                              ----------         ----------
PRIMARY EARNINGS PER SHARE                          0.21               0.12
                                              ==========         ==========


COMPUTATION OF COMMON STOCK
               EQUIVALENT SHARES:
         COMMON STOCK                          2,000,000          2,000,000
         SENIOR PREFERRED STOCK                  900,363            848,902
                                              ----------         ----------
TOTAL                                          2,900,363          2,848,902
                                              ==========         ==========


FULLY DILUTED EARNINGS                         SEPTEMBER          SEPTEMBER
   PER SHARE:                                   30, 1997           30, 1996
                                               ---------          ---------
NET INCOME                                       729,147            461,570
LESS DIVIDENDS PAID OR IN ARREARS (4):
   SERIES A                                      (55,498)           (55,498)
   SENIOR PREFERRED                              (56,273)           (53,056)
                                              ----------         ----------
ADJUSTED NET INCOME                              617,376            353,016
                                              ----------         ----------
FULLY DILUTED COMMON STOCK
EQUIVALENT SHARES OUTSTANDING:                 3,466,893          3,414,502
                                              ----------         ----------
FULLY DILUTED EARNINGS PER SHARE                    0.18               0.10
                                              ==========         ==========



COMPUTATION OF FULLY DILUTED
COMMON STOCK EQUIVALENTS:
SHARES OUTSTANDING                             2,000,000          2,000,000
INCLUSION OF SERIES A SHARES
    AT CONVERSION RATE (1)                       545,600            545,600
INCLUSION OF SENIOR PREFERRED
    SHARES (2)                                   900,363            848,902
INCLUSION OF STOCK OPTIONS (3)                    20,930             20,000
                                               ---------          ---------
TOTAL                                          3,466,893          3,414,502
                                               =========          =========

(1) ASSUMES THE CONVERSION OF THE SERIES A PREFERRED STOCK INTO COMMON SHARES AT THE RATE OF .8 SHARES OF COMMON STOCK FOR EACH SHARE OF SERIES A PREFERRED STOCK. THE CONVERSION RATE OF SERIES A PREFERRED STOCK CHANGED FROM .8 to .72 IN MARCH 1996. HOWEVER, THE BOARD OF DIRECTORS HAS APPROVED AN AMENDMENT THAT WOULD RETAIN THE .8 CONVERSION RATE UNTIL MARCH 1999, SUBJECT TO SHAREHOLDER APPROVAL. FOR PURPOSES OF THIS CALCULATION THE CONVERSION RATE OF .8 WAS USED.

(2) ASSUMES CONVERSION OF SENIOR PREFERRED SHARES INTO COMMON STOCK AT FULL VALUE SINCE THE BASE VALUE APPROXIMATES MARKET VALUE. THE SENIOR PREFERRED SHARES ARE COMMON STOCK EQUIVALENTS SINCE ITS EFFECTIVE YIELD WAS LESS THAN 66.6% OF AN AVERAGE Aa CORPORATE BOND YIELD AT THE TIME OF ISSUANCE.

(3) ASSUMES CONVERSION OF THE STOCK OPTIONS INTO COMMON SHARES USING TREASURY STOCK METHOD OF COMPUTATION.

(4) BOTH DIVIDENDS ON THE SERIES A AND SENIOR PREFERRED STOCK HAVE BEEN DECLARED AND WILL BE PAID IN NOVEMBER 1997 TO THE STOCKHOLDERS OF RECORD ON SEPTEMBER 25, 1997.